Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated June 18, 2012)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 December 6, 2012

Zions Direct Auctions - View Auction 12/6/12 5:44 PM

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ZIONS BANCORPORATION

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Zions Bancorporation Senior Note / 5 Year Corporates

Non-redeemable prior to February 15, 2015, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

This is a bid by Coupon auction. Please refer to the Offering Documents for more information

Auction Status:	ACCEPTING BIDS	Security Type:	Corporate Bonds
Auction Start:	12/6/2012 6:00 PM EST	Issue Type:	Primary
Auction End:	12/13/2012 1:30 PM EST	Coupon	To be determined in auction
Last Update:	12/6/2012 7:44:25 PM EST	Maturity Date:	2/15/2018

Offering Documents

Auction Details

ISSUE INFORMATION

Call Feature:	Callable
First Call Date:	2/15/2015
First Call Price:	100.000000
Settlement Date:	12/18/2012
First Interest Date:	8/15/2013
Int. Frequency:	Semi-Annually
Day Basis:	30/360
CUSIP Number:	98970ECK3
Principal Offered:	$ 8,000,000.00
Units Offered:	8000
Denomination:	$ 1,000.00
Bid Multiple:	Multiples of 0.05
Min. Yield:	2.750%
Max. Yield:	4.000%
Fixed Price:	100.000000

BIDDING INFORMATION

Number of Bidders:	0
Number of Bids:	0
Fixed Price:	100.000000
Current Market-Clearing Yield:	4.000%
Current Yield to Maturity:	%
Current Yield to Call:	%

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

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ZIONS DIRECT ® AmegyBank of Texas CB California Bank The Commerce Bank of o The Commerce Bank of Washington National Bank of National Bank Nevada State Bank VectraBank Zions Bank

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Our Affiliates:

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions - Bidding Qualification 12/6/12 5:46 PM

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ZIONS BANCORPORATION



Bidding Qualification

Zions Bancorporation Senior Note / 5 Year Corporates

Non-redeemable prior to February 15, 2015, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree **I DO NOT Agree**

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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Zions Direct Auctions - Bidding Qualification 12/6/12 5:46 PM

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Zions Direct Auctions - Bid Page 12/6/12 5:46 PM

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ZIONS BANCORPORATION

Bid Page

Zions Bancorporation Senior Note / 5 Year Corporates

Non-redeemable prior to February 15, 2015, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

This is a bid by Coupon auction. Please refer to the Offering Documents for more information

Auction Status:	ACCEPTING BIDS	Security Type:	Corporate Bonds
Auction Start:	12/6/2012 6:00 PM EST	Issue Type:	Primary
Auction End:	12/13/2012 1:30 PM EST	Coupon	To be determined in auction
Last Update:	12/6/2012 7:46:26 PM EST	Maturity Date:	2/15/2018

Offering Documents

▼ Auction Details

ISSUE INFORMATION

Call Feature:	Callable
First Call Date:	2/15/2015
First Call Price:	100.000000
Settlement Date:	12/18/2012
First Interest Date:	8/15/2013
Int. Frequency:	Semi-Annually
Day Basis:	30/360
CUSIP Number:	98970ECK3
Principal Offered:	$ 8,000,000.00
Units Offered:	8000
Denomination:	$ 1,000.00
Bid Multiple:	Multiples of 0.05
Min. Yield:	2.750%
Max. Yield:	4.000%
Fixed Price:	100.000000

BIDDING INFORMATION

Number of Bidders:	0
Number of Bids:	0
Fixed Price:	100.000000
Current Market-Clearing Yield:	4.000%
Current Yield to Maturity:	%
Current Yield to Call:	%

ZDTEST

Current Market-Clearing Yield*: 4.000%

AUCTION BIDS	Units	Yield	YTC	YTM	Price	Submitted	"In the Money"	Amount Due
1					100.000000			
2					100.000000			
3					100.000000			
4					100.000000			
5					100.000000			

Bid Limit: $ 1,000,000.00 Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Yield*: 4.000%

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Zions Direct Auctions - Bid Page 12/6/12 5:46 PM

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*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Bidder Units Yield Fixed Price Timestamp Potential

Award

Potential

Amount Due

No bids have been submitted.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions

Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Our Affiliates:

ZIONS DIRECT ® AmegyBank of Texas CB California Bank The Commerce Bank of o The Commerce Bank of Washington National Bank of National Bank Nevada State Bank VectraBank Zions Bank

Secured By

Entrust

SSL

Verify

GRANT STREET GROUP

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions - Review & Confirm Bid Submission 12/6/12 5:47 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

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1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: AUCTION #7822

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation Senior Note / 5 Year Corporates

Non-redeemable prior to February 15, 2015, then callable at par on interest payment dates thereafter. | BBB- (S&P); BBB- (Fitch); and BBB(low) (DBRS).

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
ZDTEST	1	**1 @ 100.000000**	4.000%	1 Units	$ 1,000.00	**NEW**

Bid Limit: $ 1,000,000.00

⚠ I understand that I could be responsible for up to $ 1,000.00 on my award.

☐ **I confirm the bids shown in the table above.**

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated June 18, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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